EXHIBIT 99.1
PRESS RELEASE

Contact:	Mark E. Hood
Senior Vice President, Chief Financial Officer
Phone:	(314) 633-7255
Panera Bread Reports First Quarter EPS of $0.47 and Raises 2006 EPS Target to $1.97 to $2.00
HIGHLIGHTS
•	First quarter revenues increased 35% to $194 million from comparable period in 2005

•	System-wide comparable bakery-cafe sales increased 9.0% in the first quarter

•	22 new bakery-cafes opened in first quarter bringing system-wide bakery-cafes open to 897

•	Second quarter 2006 target set at $0.44 to $0.45 per share
St. Louis, MO, April 25, 2006 — Panera Bread Company (Nasdaq:PNRA) today reported net income of $15 million, or $0.47 per diluted share for the quarter ended March 28, 2006. As discussed in the following paragraphs, the prior year first quarter results are not comparable to the current quarter results as the Company adopted a new quarterly reporting calendar in 2006 and began expensing stock options in 2006. Reported earnings per diluted share in the 16 weeks ended April 19, 2005 (first quarter 2005) was $0.44 per share. Comparable calendar earnings per diluted share inclusive of footnote option expense was $0.36 per share in the thirteen weeks ended March 29, 2005. Therefore, the increase in comparable first quarter 2006 earnings per share inclusive of stock option expense in both 2006 and 2005 was 31%. A reconciliation of pro forma measurements to GAAP results is attached as Schedule ll.
As previously reported, the Company adopted a new quarterly calendar in 2006 whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. In addition, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”) at the beginning of its 2006 first quarter using the modified prospective transition method and recognized $1.6 million in stock-based compensation cost related to stock options in the first quarter of 2006. Prior to the adoption of SFAS 123R in 2006, the Company did not recognize stock-based compensation costs because it accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.
The Company’s first quarter consolidated statements of operations and margin analysis are attached as Schedule I. The following table sets forth, for the periods indicated, certain items included in the Company’s consolidated statements of operations (in thousands, except per share data and percentages):

	13 Weeks Ended	13 Weeks Ended	Percentage		16 Weeks Ended
	March 28, 2006	March 29, 2005	Increase		April 19, 2005

Total revenue	$193,971	$144,137	35%		$178,148
Net income	$15,013	$12,222	33	%(1)	$13,923
Diluted earnings per share	$0.47	$0.39	31	%(1)	$0.44
Shares used in diluted EPS calculation	31,997	31,366			31,400
(1) Percentage increase in net income and diluted EPS for comparable calendar is shown inclusive of footnote stock option expense of $0.03 in first quarter 2005. See Schedule II for further information.

As of March 28, 2006, there were 897 Panera Bread bakery-cafes open. During the quarter ended March 28, 2006, 22 new bakery-cafes were opened and 2 were closed in conjunction with relocations to new bakery-cafes. The breakdown of bakery-cafes by Company-owned and franchise-operated is as follows:

	Company-owned	Franchise-operated	Total System

Bakery-cafes as of December 27, 2005	311	566	877
Bakery-cafes opened	9	13	22
Bakery-cafes closed	1	1	2

Bakery-cafes as of March 28, 2006	319	578	897
First Quarter 2006 Business Review
The Company’s key metrics showed great strength in the first quarter. System-wide comparable bakery-cafe sales increased 9.0% (8.9% company-owned and 9.1% franchise-operated) resulting in first quarter average weekly sales increasing 7.8% to $39,522. Operating weeks in the first quarter totaled 11,502. During the first quarter, the Company opened 22 new bakery-cafes (9 company-owned and 13 franchise-operated). As a result of this performance, comparable first quarter earnings per diluted share increased 31% to $0.47, exceeding our target range of $0.45 to $0.46 by $0.01 to $0.02.
Business Outlook — Fiscal 2006
The Company today established a second quarter earnings per diluted share target of $0.44 to $0.45, an increase of 47% to 50% from comparable second quarter 2005 results ($0.30 inclusive of footnote stock option expense in 2005). The second quarter target assumes an increase in comparable bakery-cafe sales of 3.0% to 4.0%. The Company expects that comparable sales growth for the four weeks ending April 25, 2006 will be 2.6% to 3.0% and is targeting comparable sales growth for the remainder of the second quarter of 3.0% to 4.5%. It is important to note that the later Easter holiday in 2006 compared to 2005 negatively impacted sales for the four weeks ended April 25, 2006 by an estimated 1.5% to 2.0% as normal operating hours are reduced on Easter. The Company is targeting second quarter average weekly sales of $38,600 to $39,100 and expects operating weeks in the range of 11,900 to 11,950. Bakery-cafe openings in the second quarter are targeted at 40 (17 company and 23 franchise), compared to 25 (13 company and 12 franchise) in the comparable 2005 quarter.
The Company today raised its fiscal 2006 full year earnings per diluted share target to $1.97 to $2.00, which if achieved represents an increase of 30% to 32% from comparable 2005 results ($1.52 inclusive of footnote stock option expense in 2005). The increase in the 2006 target is a result of the strength of year to date results combined with an increase in expected full year system-wide comparable sales growth to 4.5% to 6.5%. Average weekly sales for full year 2006 are now expected to be in the range of $39,500 to $40,500 and operating weeks in the range of 48,500 to 49,000. Bakery-cafe openings in 2006 are expected to be 150 to 160 (70 to 75 company-owned and 80 to 85 franchise-operated).
Ron Shaich, chairman and chief executive officer commented, “We are pleased to be able to raise our 2006 EPS target for the second time. The strength of our first quarter 2006 comparable sales growth, confidence in our 2006 development plan and our outlook for the remainder of the year have allowed us to raise our full year earnings per diluted share target to $1.97 to $2.00, which would represent an increase of 30% to 32% from comparable 2005 results.”
Shaich concluded, “Our management team looks forward to sharing its perspective on concept evolution and medium and long term growth expectations at the analyst day we are holding on May 5, 2006.”
The Company will discuss first quarter 2006 results in a conference call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on Wednesday, April 26, 2006. To access the call or view a copy of this release (when issued), go to http://www.panerabread.com/about_investor.aspx. Access to the call and the release will be archived for one year.

Included above are franchised and system-wide comparable bakery-cafe sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all Company bakery-cafes and franchise bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of the Company’s financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. The Company is a leader in the specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the Company’s website, www.panerabread.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following: inability to execute our growth strategy, including variations in the number, timing, and successful nature of Company and franchise bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 27, 2005 and its quarterly reports on Form 10-Q.

Schedule I
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	For the quarter ended
			(Pro forma) (1)
	March 28, 2006	April 19, 2005	March 29, 2005
Revenues:
Bakery-cafe sales	$155,080	$136,794	$110,559
Franchise royalties and fees	14,468	15,417	12,448
Fresh dough sales to franchisees	24,423	25,937	21,130

Total revenue	193,971	178,148	144,137
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	45,743	37,414	29,478
Labor	47,351	42,248	34,038
Occupancy	11,008	10,182	8,296
Other operating expenses	20,243	19,406	15,509

Total bakery-cafe expenses	124,345	109,250	87,321
Fresh dough cost of sales to franchisees	21,734	23,212	19,004
Depreciation and amortization	10,207	9,133	7,313
General and administrative expenses	14,208	13,239	10,304
Pre-opening expenses	810	1,372	907

Total costs and expenses	171,304	156,206	124,849

Operating profit	22,667	21,942	19,288
Interest expense	3	12	10
Other (income) expense, net	(979)	4	31

Income before income taxes	23,643	21,926	19,247
Income taxes	8,630	8,003	7,025

Net income	$15,013	$13,923	$12,222

Basic net income per share	$0.48	$0.45	$0.40
Diluted net income per share	$0.47	$0.44	$0.39	(2)
Shares used in calculation of basic EPS	31,193	30,612	30,583
Shares used in calculation of diluted EPS	31,997	31,400	31,366

(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). As such, for the first quarter of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 13 weeks ended March 28, 2006. For the first quarter of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 16 weeks ended April 19, 2005 and the pro forma consolidated statement of operations of the Company for the 13 weeks ended March 29, 2005, as if the new quarterly calendar had been adopted for the first quarter of fiscal 2005.

(2)	Prior to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment,” in fiscal 2006, the Company elected to follow the provisions of Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees,” in accordance with SFAS No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation,” as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of SFAS 123,” and provide the required pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. Accordingly, no compensation costs have been recognized in the Consolidated Statements of Operations for stock option plans prior to fiscal 2006. Under the new quarterly calendar, stock-based compensation costs would have decreased the pro forma earnings per diluted share by $0.03 for the first quarter of fiscal 2005. See Schedule II for further information.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS
(unaudited)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	For the quarter ended
			(Pro forma) (1)
	March 28, 2006	April 19, 2005	March 29, 2005
Revenues:
Bakery-cafe sales	79.9%	76.7%	76.7%
Franchise royalties and fees	7.5	8.7	8.6
Fresh dough sales to franchisees	12.6	14.6	14.7

Total revenue	100.0%	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (2):
Cost of food and paper products	29.5%	27.4%	26.7%
Labor	30.5	30.9	30.8
Occupancy	7.1	7.4	7.5
Other operating expenses	13.1	14.2	14.0

Total bakery-cafe expenses	80.2	79.9	79.0
Fresh dough cost of sales to franchisees (3)	89.0	89.5	89.9
Depreciation and amortization	5.3	5.1	5.1
General and administrative expenses	7.3	7.4	7.1
Pre-opening expenses	0.4	0.8	0.6

Total costs and expenses	88.3	87.7	86.6

Operating profit	11.7	12.3	13.4
Interest expense	—	—	—
Other expense, net	(0.5)	—	—

Income before income taxes	12.2	12.3	13.4
Income taxes	4.4	4.5	4.9

Net income	7.7%	7.8%	8.5%

(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). As such, for the first quarter of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 13 weeks ended March 28, 2006. For the first quarter of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 16 weeks ended April 19, 2005 and the pro forma consolidated statement of operations of the Company for the 13 weeks ended March 29, 2005, as if the new quarterly calendar had been adopted for the first quarter of fiscal 2005.

(2)	As a percentage of Company bakery-cafe sales.

(3)	As a percentage of fresh dough sales to franchisees.

Schedule II
PANERA BREAD COMPANY
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this release, the Company has provided non-GAAP measurements to conform first quarter 2005 results to the 2006 presentation related to the Company’s quarterly calendar change and stock option expense. As previously reported, the Company adopted a new quarterly calendar in 2006 whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. In addition, effective December 28, 2005, the beginning of the Company’s first quarter of 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company adopted this accounting treatment using the modified prospective transition method, as permitted under SFAS 123R; therefore results for prior periods have not been restated. Prior to the adoption of SFAS 123R, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, stock-based compensation was included as pro forma disclosure in the financial statement footnotes. The Company is providing the table below because management believes it provides useful information to investors regarding the Company’s results of operations by providing prior reported amounts on a basis comparable to that used in the current period. The pro forma net income and earnings per share amounts of $11,281,000 and $0.36, respectively, for the quarter ended March 29, 2005 are considered “non-GAAP financial measures” under applicable SEC rules because they are adjusted to reflect the effect of the quarterly calendar change and to include stock-based compensation expense that are not included in the directly comparable measures calculated in accordance with GAAP. These non-GAAP financial measures are not a substitute for the reported GAAP measures.
The adjustments for the quarterly calendar change and stock-based compensation expense had the following effect on reported amounts (in thousands, except earnings per share):

		Pro forma
	Quarter Ended	Quarter Ended	Percentage
	March 28, 2006	April 19, 2005	Increase
Net income, as reported	$15,013	$13,923
Less: Quarterly calendar change adjustment	—	(1,701)

Net income, as reported/calendar adjusted 3/29/05	$15,013	$12,222

Less: Stock-based compensation expense included in footnote, net of tax	—	(941)

Net income, as reported/pro forma 3/29/05	$15,013	$11,281	33%

Diluted earnings per share, as reported	$0.47	$0.44
Less: Quarterly calendar change adjustment	—	(0.05)

Net income, as reported/calendar adjusted 3/29/05	$0.47	$0.39

Less: Stock-based compensation expense included in footnote, net of tax	—	(0.03)

Diluted EPS, as reported/pro forma 3/29/05	$0.47	$0.36	31%

Shares used in diluted EPS calculation	31,997	31,366